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                                                                  Exhibit 23 (g)

                                                                   March 7, 1996

Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts 02110

Ladies & Gentlemen:

       We hereby consent to the references to this Firm under the captions "The MERGER - Certain Federal Income Tax Consequences" and "LEGAL OPINIONS" in the Joint Proxy Statement-Prospectus included in the registration statement on Form S-4 filed with the Securities and Exchange Commission on March 7, 1996 by Bank of Boston in connection with the proposed merger of your subsidiary, BancBoston Merger Co., with and into The Boston Bancorp.

                                                    Very truly yours,


                                                    ROPES & GRAY